As filed with the Securities and Exchange Commission on May 21, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S–8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TIBCO SOFTWARE INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	77-0449727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3303 Hillview Avenue
Palo Alto, CA 94304
(Address of principal executive offices, including Zip Code)

1996 Stock Option Plan
and
1998 Director Option Plan
(Full title of the plans)

Christopher G. O’Meara
Chief Financial Officer
3303 Hillview Avenue
Palo Alto, CA 94304
(Name and address of agent for service)

(650) 846-1000
(Telephone number, including area code, of agent for service)

Copies to:
Brian C. Erb, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
One Market
Spear Tower, Suite 3300
San Francisco, California 94105

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value, to be issued upon exercise of options available for grant under the 1996 Stock Option Plan	4,500,000	$7.16(2)	$32,217,750.00	$2,964.03

Common Stock, $0.001 par value, to be issued upon exercise of options available for grant under the 1998 Director Option Plan	2,000,000	$7.16(2)	$14,319,000.00	$1,317.35

TOTAL	6,500,000

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant’s 1996 Stock Option Plan or 1998 Director Option Plan, based on the average of the high and low prices of the Registrant’s Common Stock on May 20, 2002 as reported on the Nasdaq National Market.

TIBCO SOFTWARE INC.
REGISTRATION STATEMENT ON FORM S-8
PART II

Item 3.    Incorporation of Documents by Reference.

There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by TIBCO Software Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”):

1.  The Registrant’s Annual Report on Form 10-K for the year ended November 30, 2001

2.  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2002

3.  The Registrant’s Current Reports on Form 8-K filed on January 10, 2002, April 3, 2002 and May 6, 2002.

4.  The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-31358), which was declared effective by the Commission on March 21, 2000, including any amendment or report filed for the purpose of updating such description.

5.  The Registrant’s Registration Statement on Form S-4 dated February 5, 2002 (as amended on March 19, 2002) (File No. 333-82138).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

The Registrant’s Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Registrant has entered into such agreements with each of its directors and officers.

The Registrant maintains directors and officers insurance providing indemnification for certain of the Registrant’s directors, officers, affiliates, partners or employees for certain liabilities.

Delaware Law does not permit a corporation to eliminate a director’s duty of care, and the provisions of the Registrant’s Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care. Insofar as indemnification for liabilities arising under the Exchange Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions and agreements, the Registrant has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Exchange Act and is therefore unenforceable.

Item 7.    Exemption from Registration.

Not applicable.

Item 8.     Exhibits.

Exhibit Number	Description

3.1*	Certificate of Incorporation of Registrant

3.2*	Bylaws of Registrant

4.1**	1996 Stock Option Plan

4.2**	1998 Director Option Plan

5.1	Opinion of counsel as to legality of securities being registered

23.1	Consent of PRICEWATERHOUSECOOPERS LLP, independent accountants

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)

23.3	Consent of KPMG LLP, independent accountants

24.1	Power of Attorney (contained on signature page).

*	Incorporated by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-31358), declared effective by the Commission on March 21, 2000.
**	Incorporated by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-78195), declared effective by the Commission on July 13, 1999.

Item 9.     Undertakings.

(a)  The Registrant hereby undertakes:

(i)  To file, during any period which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(ii)  That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to

2

the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant’s Amended and Restated Certificate of Incorporation, Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 21th day of May, 2002.

TIBCO SOFTWARE INC.

By:	/s/ CHRISTOPHER G. O’MEARA
Christopher G. O’Meara Executive Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher G. O’Meara as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ VIVEK Y. RANADIVE Vivek Y Ranadive	President and Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	May 21, 2002

/s/ GINGER M. KELLY Ginger M Kelly	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2002

/s/ CHRISOPHER G. O’MAERA Chrisopher G. O’Maera	Executive Vice President & Chief Financial Officer	May 21, 2002

4

Name	Title	Date

/s/ PHILIP GREEN Philip Green	Director	May 21, 2002

/s/ NAREN GUPTA Naren Gupta	Director	May 21, 2002

/s/ MATTHEW J. SZULIK Matthew J. Szulik	Director	May 21, 2002

/s/ MICHELANGELO VOLPI Michelangelo Volpi	Director	May 21, 2002

/s/ PHILIP K.WOOD PHILIP K.Wood	Director	May 21, 2002

5

INDEX TO EXHIBITS

Exhibit Number		Description

3.1	*	Certificate of Incorporation of Registrant

3.2	*	Bylaws of Registrant

4.1	**	1996 Stock Option Plan

4.2	**	1998 Director Option Plan

5.1		Opinion of counsel as to legality of securities being registered

23.1		Consent of PRICEWATERHOUSECOOPERS LLP

23.2		Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)

23.3		Consent of KPMG LLP

24.1		Power of Attorney (contained in signature page)

*	Incorporated by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-31358), declared effective by the Commissioner on March 21, 2000.
**	Incorporated by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-78195), declared effective by the Commission on July 13, 1999.